Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts

FLAG Telecom

Willem Baralt, Group Treasurer

+44 20 7317 0837

irelations@flagtelecom.com

Jane Windsor, Director of Communications

+44 20 7317 0813

jwindsor@flagtelecom.com

FLAG TELECOM TO HOLD SPECIAL SHAREHOLDER MEETING ON 12 JANUARY 2004

All regulatory approvals for the amalgamation of FLAG Telecom and
Reliance Gateway received

London, U.K. – 18 December 2003:  FLAG Telecom, a leading provider of international wholesale network transport and communications services, today announced that its special shareholders meeting to vote on the amalgamation of FLAG Telecom and Reliance Gateway will be held on 12 January 2004.   The meeting was originally scheduled for 22 December 2003, but with the agreement of leading shareholders has been rearranged for the January date to provide adequate time to complete procedures for the consummation of the amalgamation.

In a voting agreement with Reliance Gateway and Harbert Distressed Investment Master Fund, Ltd. (Harbert), announced on 5 December 2003, FLAG Telecom agreed not to hold the shareholder meeting until its common shares were deregistered from the Securities and Exchange Act of 1934, unless otherwise agreed.  Following further discussions between the parties, FLAG Telecom, Reliance Gateway and Harbert have today executed a Non-Action Letter Agreement, under which Harbert, the owner of 37.1% of FLAG Telecom’s outstanding shares, has agreed to vote in favour of the amalgamation on 12 January 2004, regardless of deregistration taking place.  Accordingly, the special meeting of FLAG Telecom shareholders will now be held at 10am on 12 January 2004 at The Mark Hotel in New York City.

Patrick Gallagher, Co-Chairman and CEO, FLAG Telecom, said: “We believe that rescheduling the meeting will enable us to assure the consummation of the amalgamation and is in the best interests of all our shareholders.  In addition, as we have received all the necessary regulatory approvals, we currently expect that the amalgamation will be consummated on or about 12 January 2004.”

Note to Editors and Shareholders

This announcement does not constitute an offer to purchase securities of FLAG Telecom or a solicitation of proxies with the proposed special meeting of shareholders of FLAG Telecom scheduled to be held on 12 January 2004.  Such offers and solicitations will be made solely by means of the supplement and the Proxy Statement/Prospectus mailed to FLAG Telecom shareholders entitled to vote at the special meeting.  A copy of the supplement of the proxy statement may be obtained from FLAG Telecom by contacting Kees

www.flagtelecom.com

van Ophem, General Counsel at + 44 20 7317 0805, or at www.sec.gov, or under SEC Filings on the FLAG Telecom website, www.flagtelecom.com

About FLAG Telecom

FLAG Telecom Group Limited (OTC: FTGLF.PK) has an established customer base of more than 180 leading operators, including all of the top ten international carriers.  FLAG owns and manages an extensive optical fibre network spanning four continents and connecting key business markets in Asia, Europe, the Middle East and the USA.  FLAG also owns and operates a low latency global MPLS based IP network, which connects most of the world’s principal international Internet exchanges.  FLAG offers a focused range of global products, including global bandwidth, IP, Internet, Ethernet and Co-location services.  Recent news releases and further information are on FLAG Telecom’s website at: www.flagtelecom.com.

Forward-looking Statements

Statements contained in this Press Release that are not historical facts may be “forward-looking” statements as the term is defined in the Private Securities Litigation Reform Act of 1995.  To identify these forward-looking statements look for words like “believes”, “expects”, “may”, “will”, “should”, “seeks”, “intends”, “plans”, “projects”, “estimates”, or “anticipates” and similar words and phrases.  These, and all forward-looking statements, are based on current expectations and necessarily are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number consummation on the same day.   We caution readers not to rely on forward-looking statements, and we disclaim any intent or obligation to update these forward of factors including, but not limited to, our ability to hold the special shareholders meeting on 12 January 2004 and to effect the consummation on the same day.  We caution readers not to rely on forward -looking statements and we disclaim any intent or obligation to update these forward-looking statements.  The company’s security holders are advised to read the Proxy Statements regarding the business combination transaction referenced in the foregoing information.